UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7900 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Restructure Term Sheet

     On October 22, 2009, Sunrise Senior Living, Inc. (“Sunrise”) entered into a restructuring agreement, in the form of a binding term sheet (the “Restructure Term Sheet”), with Capmark Finance Inc. and Natixis, London Branch, two lenders to Sunrise and certain of its affiliates (collectively, the “Electing Lenders”). The Restructure Term Sheet settles and compromises their claims against Sunrise and certain of its affiliates, under operating deficit and principal repayment guarantees provided by Sunrise and certain of its affiliates in support of Sunrise’s German subsidiaries. Capmark Finance Inc. and Natixis contended that these claims had an aggregate value of approximately $121.6 million.

     The Restructure Term Sheet contemplates that certain other identified creditors of Sunrise (the “Non-Electing Lenders”) may elect to participate, with respect to their asserted claims (together with the Electing Lenders’ claims, the “Claims”), in the restructure transactions contemplated by the Restructure Term Sheet (the “Restructure Transactions”) by executing the Restructure Term Sheet or the definitive restructure documents (the “Restructure Documentation”), on or before the first anniversary of the first execution date of the Restructure Documentation (such first execution date, the “Restructure Effective Date”). If any such Non-Electing Lender shall execute the Restructure Documentation, it shall become an Electing Lender for purposes of the Restructure Documentation. The Claims being settled by the Electing Lenders represent approximately 77.5 percent of the aggregate amount of Claims asserted by the Electing Lenders and Non-Electing Lenders collectively.

     General Description

     Pursuant to the Restructure Term Sheet, in satisfaction of all of the Electing Lenders’ Claims, Sunrise shall, three business days after receipt of the consent to the Restructure Transactions from Bank of America, (i) issue to the Electing Lenders that elect to participate in the Restructure Transactions on or before the Restructure Effective Date, their pro rata share of up to an aggregate of five million shares of Sunrise common stock, and (ii) grant mortgages for the benefit of all the Electing Lenders on certain unencumbered North American real property owned by Sunrise or its affiliates. After the Restructure Effective Date, Sunrise shall pursue the sale of such mortgaged properties and distribute the net proceeds of such sale to the Electing Lenders. No shares of Sunrise common stock shall be issued to any Non-Electing Lender that becomes an Electing Lender after the Restructure Effective Date.

     Pursuant to the Restructure Term Sheet, on the Restructure Effective Date, the Electing Lenders shall release and discharge Sunrise from all of the Claims such Electing Lenders may have against Sunrise. However, Sunrise shall remain liable to the Electing Lenders for certain material misrepresentations, surviving indemnities, misappropriation of funds, fraud or similar types of misconduct.

     The completion of the Restructure Transactions, including the execution of the Restructure Documentation, the release of the Electing Lenders’ Claims and the issuance of Sunrise common stock, is conditioned upon receipt, on or before November 11, 2009, of the consent for the Restructure Transactions from Bank of America, N.A., in its capacity as administrative agent under Sunrise’s Credit Agreement, dated December 2, 2005, as amended. Sunrise and the Electing Lenders have agreed to enter into the Restructure Documentation and close the Restructure Transactions as soon as reasonably possible (and in no event later than 40 days) after the receipt of such required consent.

     Collateral and Net Sale Proceeds Consideration

     Pursuant to the Restructure Term Sheet, Sunrise shall (i) grant mortgages in favor of a collateral trustee for the benefit of all the Electing Lenders on certain unencumbered North American real property owned by Sunrise or its affiliates (the “Collateral”), (ii) pursue the sale of the Collateral, and (iii) distribute all net sale proceeds of the Collateral (the “Net Sale Proceeds”) to the Electing Lenders.

     In addition, Sunrise has guaranteed that, on or before the date that is 30 months after the Restructure Effective Date (the “Collateral Sale Deadline”), the Electing Lenders shall have received Net Sale Proceeds of approximately $58.3 million (the “Guaranteed Minimum Distribution”), which is equal to 80% of the most recent aggregate appraised value of the Collateral. If the Electing Lenders have not received the Guaranteed Minimum Distribution by the Collateral Sale Deadline, Sunrise shall, at the election of the Electing Lenders, either: (i) make cash payment to the Electing Lenders to cover any shortfall in respect of the Guaranteed Minimum Distribution, in which case any remaining unsold Collateral shall be released from the Electing Lenders’ mortgages, or (ii) convey the remaining unsold Collateral to the Electing Lenders.

     Sunrise’s German Communities

     Pursuant to the Restructure Term Sheet, Sunrise shall be released from any obligations that Sunrise may owe to any Electing Lenders under operating deficit and principal repayment guarantees provided by Sunrise as support for borrowings made by Sunrise’s German subsidiaries (the “German Borrowers”). However, the obligations of the German Borrowers to their lenders that are Electing Lenders (the “German Lenders”) shall not be reduced or otherwise affected by the Restructure Documentation. Pursuant to the Restructure Term Sheet, Sunrise shall market for sale the German assisted living communities that are collateral for the German Lenders, and the proceeds of any such sale shall be paid to the German Lenders in accordance with the German loan documents. Sunrise shall remain responsible for all costs of operating, preserving and maintaining the German communities subject to loan agreements with the German Lenders until the earlier of (i) their sale and (ii) December 31, 2010.

     Settlement with Non-Electing Lenders

     With respect to the Claims of the Non-Electing Lenders, Sunrise may use the Non-Electing Lenders’ pro rata share of any Net Sale Proceeds to settle or compromise such Non-Electing Lenders’ Claims at any time on or prior to the first anniversary of the Restructure Effective Date. If no such settlement or compromise is made by such date, all Net Sale Proceeds shall be for the exclusive benefit of the Electing Lenders.

     The foregoing description of the terms of the Restructure Term Sheet is qualified in its entirety by reference to the Restructure Term Sheet, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fountains Settlement

     Settlement Agreement with Sunrise’s Fountains Venture Partner

     Sunrise, Sunrise Senior Living Investments, Inc. (a subsidiary of Sunrise holding a 20% interest in the Fountains venture, the “Managing Member”), and Sunrise Senior Living Management, Inc. (a subsidiary of Sunrise managing the Fountains communities, the “Manager”) (Sunrise, the Managing Member and the Manager, collectively, the “Sunrise Parties”) entered into a settlement agreement, dated as of October 26, 2009 (the “Venture Settlement Agreement”), with US Senior Living Investments, LLC (Sunrise’s venture partner holding an 80% interest in the Fountains venture, the “Investor Member”) and Sunrise IV Senior Living Holdings, LLC (the Fountains venture, the “Fountains JV”), settling and compromising, effective on the date of the Venture Settlement Agreement, any and all claims between the parties arising out of or relating to the Fountains JV and the 16 retirement or senior living facilities that are owned by the Fountains JV and are managed by the Manager (the “Facilities”).

     The Venture Settlement Agreement, among other things, includes mutual releases between the Sunrise Parties, the Investor Member and its affiliates, the Fountains JV and its direct and indirect subsidiaries (collectively, the “Fountains Entities”) and other related parties with respect to all potential claims and liabilities, prior to the date of the Venture Settlement Agreement, arising out of the management, operation or funding of the Fountains Entities and the Facilities, or the acquisition or ownership of the Facilities and other assets by the Fountains Entities (including claims relating to certain vacant parcels of land contributed by Sunrise to the Fountains JV under the Venture Settlement Agreement).

     In addition, the Venture Settlement Agreement and the agreements executed in connection therewith provide for:

•	the Managing Member’s assignment of its 20% membership interests in the Fountains
JV to the Investor Member, effective as of the date of the Venture Settlement
Agreement;

•	The contribution to the Fountains JV of certain vacant land parcels adjacent to six of the Facilities, effective as of the date of the Venture Settlement Agreement. These vacant land parcels were carried on Sunrise’s consolidated balance sheet at a book value of $12.9 million at September 30, 2009;

•	The transfer of all of Sunrise’s rights in the Fountains trademarks and domain names effective as of June 30, 2005 and the transfer of related trademark license agreements to the Fountains JV effective as of the date of the Venture Settlement Agreement;

•	The termination of each of the Facilities management agreement after a transition period to a new manager and the payment of a management fee which is reduced and then re-instated over the course of the transition period; and

•	The reimbursement to the Fountains JV of certain management fees paid to the
Manager in 2009.

     Settlement Agreement with the Fountains Venture’s Lenders

     In connection with the execution of the Venture Settlement Agreement, the Sunrise Parties entered into a settlement agreement, dated as of October 26, 2009 (the “Lender Settlement Agreement”), with HSH Nordbank AG, New York Branch (“Nordbank”) as lender and administrative agent for other lenders (the “Fountains Lenders”), providing, among other things, for the mutual release of the Sunrise Parties, Nordbank and the Fountains Lenders from all of their respective past and future obligations under various agreements relating to the financing of the Fountains venture and portfolio (the “Fountains Financing Agreements”), including obligations under operating deficit and income support obligations.

     In connection with the Lender Settlement Agreement, Nordbank and the Fountains Lenders agreed to deliver to the Manager, at the end of the management transition period for each Facility, a release from all of the Manager’s obligations under the Fountains Financing Agreements in respect of each such Facility.

     The foregoing description of the Venture Settlement Agreement and the Lender Settlement Agreement is qualified in its entirety by reference to the Venture Settlement Agreement and the Lender Settlement Agreement, copies of which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

     On October 27, 2009, Sunrise issued a press release announcing the execution of the Restructure Term Sheet, the Venture Settlement Agreement and the Lender Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information relating to the Restructure Term Sheet set forth under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     The information relating to the Restructure Term Sheet set forth under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference. Sunrise currently expects to issue approximately 3.88 million shares of common stock in a private placement to Capmark Finance Inc. and Natixis, two accredited investors (as such term is defined in Rule 501 of Regulation D) acquiring the stock for investment purposes only. The issuance of the common stock did not involve any form of general solicitation. The common stock will not be registered under the Securities Act of 1933, and will be issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. The common stock may not be offered or sold in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

10.1     Restructure Term Sheet, dated October 22, 2009, by and among Sunrise Senior Living, Inc. and the creditors party thereto.

10.2     Settlement Agreement, dated as of October 26, 2009, by and among Sunrise Senior Living
            Investments, Inc., Senior Living Management, Inc., Sunrise Senior Living, Inc., US Senior

            Living Investments, LLC and Sunrise IV Senior Living Holdings, LLC.

10.3     Settlement Agreement, dated as of October 26, 2009, by and among Sunrise Senior Living
            Investments, Inc., Sunrise Senior Living, Inc., Fountains Senior Living Holdings, LLC, Sunrise
            Senior Living Management, Inc., US Senior Living Investments, LLC and HSH Nordbank AG,
            New York Branch.

99.1     Press Release of Sunrise Senior Living, Inc., dated October 27, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: October 28, 2009	By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Chief Financial Officer

Exhibit Index

10.1     Restructure Term Sheet, dated October 22, 2009, by and among Sunrise Senior Living, Inc.
            and the creditors party thereto.

10.2     Settlement Agreement, dated as of October 26, 2009, by and among Sunrise Senior Living
            Investments, Inc., Senior Living Management, Inc., Sunrise Senior Living, Inc., US Senior
            Living Investments, LLC and Sunrise IV Senior Living Holdings, LLC.

10.3     Settlement Agreement, dated as of October 26, 2009, by and among Sunrise Senior Living
            Investments, Inc., Sunrise Senior Living, Inc., Fountains Senior Living Holdings, LLC, Sunrise
            Senior Living Management, Inc., US Senior Living Investments, LLC and HSH Nordbank AG,
            New York Branch.

99.1     Press Release of Sunrise Senior Living, Inc., dated October 27, 2009.